Exhibit 99.2

                   Equinix Files Shelf Registration Statement

    FOSTER CITY, Calif.--(BUSINESS WIRE)--Oct. 6, 2005--Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today announced that it has filed a shelf registration statement with the Securities and Exchange Commission in order to register 10,188,812 shares of the company's common stock. All of the shares covered in this shelf registration may be offered by STT Communications Ltd, through one or more of its subsidiaries, including i-STT Investments Pte Ltd (together "STT") as the selling stockholder. There are no additional shares included in this shelf registration statement, other than what has previously been reported in our quarterly filings with the Securities and Exchange Commission.
    The completion of any such offering will depend on a number of factors, including general market conditions and other factors that STT may deem relevant. The registration statement will facilitate the orderly disposition of STT's shares. At the time any securities are offered for sale, one or more prospectus supplements will be provided containing specific information about the terms of any such offering.

    About Equinix

    Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's Internet Business Exchange(TM) (IBX(R)) centers in 11 markets in the U.S. and Asia, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

    This press release does not constitute an offer of any securities for sale. The securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended, and any public offering of the securities to be made in the United States will be made by means of a prospectus that may be obtained from Equinix, and that will contain or incorporate by reference detailed information about Equinix and its management as well as financial statements of Equinix.

    This press release contains forward-looking statements relating to an offering of our shares by STT. The timing, terms and structure of any such offering may depend on a number of factors, including market conditions and the performance of Equinix. Factors impacting the performance of Equinix that might cause such differences include, but are not limited to, the challenges of operating IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently-acquired data centers; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay outstanding indebtedness; the loss or decline in business from our key customers and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.


    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com
                  or
             K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com